UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

(AMENDMENT NO. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

WiSA Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

The Special Meeting has been adjourned to May 31, 2024 at 1:00 PM Pacific Time.

The WiSA Technologies Board recommends that you VOTE FOR each of the Special Meeting proposals.

Dear Shareholders,

WiSA Technologies’ Special Meeting of Stockholders will be held on May 31, 2024 at 1:00 PM Pacific Time. Please take the time to VOTE TODAY.

At the Special Meeting, the WiSA Board of Directors and I wholeheartedly recommend that you VOTE FOR each of the following proposals:

Proposal #1:	Authorize a Reverse Stock Split
Proposal #2:	Approve an Amendment to the Certificate of Incorporation
to Allow the Board of Directors to Amend the Bylaws
Proposal #3:	Approve Issuance of Shares upon Exercise of February 2024 Warrants
Proposal #4:	Approve Issuance of Shares upon Exercise of March 2024 Warrants
Proposal #5:	Consider and Act Upon Other Business

Your VOTE FOR each of these proposals is vital for us to move forward with confidence and realize the full potential of our groundbreaking WiSA E technology solution and our recently announced “Propel” company growth strategy.

I urge you to read about these proposals in detail in the Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission. Your vote is important regardless of the number of shares you own. VOTE TODAY to ensure your vote is received prior to the special meeting on May 31, 2024.

For assistance with voting your shares, please reach out to our proxy solicitor, Lioness Consulting, via email at info@lionessconsultingllc.com.

Thank you for your ongoing support of our vision and our efforts to be the industry standard for wireless innovation.

Sincerely,

Brett Moyer

CEO and Founder

WiSA Technologies Inc.